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                                                                   EXHIBIT 10.10

                              TERMINATION AGREEMENT


                  TERMINATION AGREEMENT (this "Agreement"), dated as of January 15, 2001, among Classic Communications, Inc., a Delaware corporation, (the "Company") and Ronald W. Martin ("Martin").

                  WHEREAS, the Company and Martin have previously entered in that certain Employment Agreement, dated as of July 28,1999 (the "Employment Agreement");

                  WHEREAS, it is mutually in the best interest of Martin and the Company to terminate the Employment Agreement;

                  WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the termination of the employment of Martin with the Company.

                  NOW THEREFORE, in order to effect the foregoing, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. TERMINATION OF EMPLOYMENT AGREEMENT

                           (a) Effective as January 15, 2001 (the "Effective
Date"), the Employment Agreement shall be terminated and the Company and Martin shall have no further rights and/or obligations under the Employment Agreement.

                           (b) During the period commencing January 16, 2001 and
ending January 15, 2002 (the Payment Period"), Martin shall be entitled to receive, as consideration for and in full satisfaction of the termination of the Employment Agreement (i) twenty-six (26) bi-weekly payments of $6,730.77; (ii) health insurance and matching 401(k) contributions consistent with past practice.

                           (c) Upon the Effective Date, Martin shall receive (i)
all of the Company's interest in the company automobile and laptop computer currently used by Martin; (ii) any unused earned vacation; and (iii) a performance bonus for 2000.


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                           (d) For purposes of Section 7 of the Non-Qualified
Stock Option Agreement dated August 25,1999 between Martin and the Company and the Incentive Stock Option Agreement dated August 24, 2000 between Martin and the Company ("Option Agreements"), Martin's termination date will be January 15, 2003. In addition, Section 7 of the Option Agreements shall be amended to extend the exercise period to run concurrent with the option term of the Option Agreements.

                           (e) The non-competition provisions of Section 11 of
the Employment Agreement shall terminate on the Effective Date.

                           (f) Martin shall retain use of Company's voice mail
and email until June 30, 2001.

                  2. WAIVER AND RELEASE.

                           (a) In consideration of the promises and benefits
outlined herein, Martin, on behalf of his heirs, executors, administrators, and assigns and agents hereby knowingly and voluntarily releases, acquits and forever discharges the Company and any past, present and future affiliates, officers, directors, employees, agents, legal representatives, successors, assigns and shareholders from and against any and all claims and causes of action arising out of (i) Martin's employment by the Company or termination therefrom, (ii) the Employment Agreement (including, without limitation, any accrued and unpaid vacation time), (iii) any discrimination claim whether or not arising under any local, state or federal law or regulation, public policy or common law (including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the Older Workers Benefit Protection Act), and (iv) any state, federal or local statute, regulation, public policy, contract or tort principle in any way governing or regulating Martin's employment or the termination thereof, including claims under the Texas Employment Discrimination Law, the Texas Commission on Human Rights Act, Labor Code Section 21.001, et. Seq., and the Texas Disability Discrimination Law, whether known or unknown, which could have been brought up to and including the date hereof, including but not limited to, any and all claims for damages, attorney's fees and equitable relief which have been asserted, or could have been asserted; provided, however, that, that this release shall not apply to any claim relating to Martin's enforcement of the matters described in this Agreement.

                           (b) In consideration of the promises and benefits
outlined herein, the Company, on behalf of itself and its officers, directors, subsidiaries, affiliates, assigns and agents hereby knowingly and voluntarily releases, acquits and



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forever discharges Martin and his heirs, executors, administrators, agents, legal representatives, successors and assigns from and against any and all claims and causes of action arising out of (i) Martin's employment by the Company or Martin's performance of his duties as an officer, employee or shareholder in the Company or its subsidiaries or affiliates, (ii) the Employment Agreement, or (iii) any claim arising out of, in connection with or related to, in any way, any action taken by Martin in his capacity of officer, employee, shareholder or authorized representative of the Company or its subsidiaries or affiliates, whether known or unknown, which could have been brought up to and including the date hereof, including, but not limited to, any and all claims for damages, attorney's fees and equitable relief which have been asserted, or could have been asserted; provided, however, that this release shall not apply to any claim relating to or arising out of (i) actions or omissions by Martin which are fraudulent or which result from willful misconduct or (ii) the Company's enforcement of the matters described in this Agreement.

                           (c) Martin acknowledges that the Company has advised
him to consult with an attorney of his choosing prior to signing this Agreement and that he have twenty-one (21) days during which to consider the provisions of this Agreement, although he may sign and return it sooner. Martin further acknowledges that he has been advised by the Company that he has the right to revoke this Agreement for a period of seven (7) days after signing it and that this Agreement shall not become effective or enforceable until such seven (7) days revocation period has expired. Martin acknowledges and agrees that, if he wishes to revoke this Agreement, he must do so in writing, signed by him and received by the Company at its headquarters no later than 5:00 p.m. Central Standard Time on the seventh (7th) day after Martin has signed the Agreement. Martin acknowledges and agrees that, in the event that he revokes this Agreement, he shall have no right to receive any payment hereunder. Martin further acknowledges and agrees that he would not receive the enhanced payments in Section 1 hereof of this Agreement except for his signing of this Agreement and his fulfillment of his promises set forth in this Agreement. Martin understands and agrees that the Company is under no obligation to offer such payment or consent to the release set forth in Section 2 (b) of this Agreement and that Martin is under no obligation to consent to the release set forth in
Section 2 (a) of this Agreement. Martin represents that he has read this Agreement and understands its terms and that he has entered into this Agreement freely, voluntarily, and without coercion.


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                  3. NON-DISPARAGEMENT.

                           (a) Martin agrees that he will not intentionally make
any derogatory or disparaging statements about the Company or its past, present and future affiliates, officers and employees that may adversely affect their current or potential business reputation.

                           (b) The Company agrees that it will not intentionally
make any derogatory or disparaging statement with regard to Martin or Martin's employment with the Company or the termination of Martin's employment that may adversely affect his current or potential business or personal reputation.

                  4. SUCCESSOR.

                  This agreement and all rights of Martin hereunder shall inure to the benefit of and be enforceable by Martin's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Martin should die while any amounts would still be payable or benefits would still be provided to him and/or his family pursuant to
Section 1 hereunder if he had continued to live, all such amounts and benefits, unless otherwise provided herein, shall be paid or provided in accordance with the terms of this Agreement to Martin's devisees, legatees, or other designees or, if there be no such designee, to Martin's estate.

                  5. NOTICE.

                  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certificate or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Martin:

                  1880 Holcomb Circle
                  Tyler, Texas 75703



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                  If to Company:

                  Classic Communications, Inc.
                  6151 Paluxy Road
                  Tyler, Texas 75703
                  Attn: Dale Bennett

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall be effective in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  6. MODIFICATION OF AGREEMENT; GOVERNING LAW.

                  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Martin. No waiver by either party hereto at any time of any breach by the other party hereto or, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflict of law principles.

                  7. VALIDITY.

                  The validity or enforceability of any provision or provisions of this Agreement shall not be affected by the invalidity or unenforceability of any other provision of this Agreement, and such valid and enforceable provisions shall remain in full force and effect.

                  8. ENTIRE AGREEMENT.

                  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto


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which are related to the subject matter of the Employment Agreement or the termination thereof.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date and year first written above.


                           CLASSIC COMMUNICATIONS, INC.



                           By:/s/ Dale Bennett
                              --------------------------------------------
                              Name:  Dale Bennett
                              Title: President and Chief Operating Officer



                           /s/ Ronald W. Martin
                           -----------------------------------------------
                           Ronald W. Martin


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